UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Fifth Amended and Restated Management Agreement

On December 31, 2014, Preferred Apartment Communities, Inc. ("we", "us", or the "Company"), Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") and Preferred Apartment Advisors, LLC (our "Manager") executed a Fifth Amended and Restated Management Agreement, effective as of January 1, 2015. The Fifth Amended and Restated Management Agreement amends and restates in its entirety the Fourth Amended and Restated Management Agreement effective as of January 1, 2014 (the "Fourth Amended and Restated Management Agreement"). The Fifth Amended and Restated Management Agreement adds in the changes to allow deferral of fees made to the Fourth Amended and Restated Management agreement made by the First Amendment to the Fourth Amended and Restated Management Agreement effective as of September 4, 2014 and modifies the fee structure to include leasing fees for retail properties that we believe are standard and customary for leasing retail properties. Under the Fifth Amended and Restated Management Agreement, our Manager continues to be responsible for administering our day-to-day business operations, identifying and acquiring targeted real estate investments, overseeing the management of our investments, handling the disposition of our real estate investments, and providing us with our management team and appropriate support personnel.

The foregoing summary of the Fifth Amended and Restated Management Agreement is qualified in its entirety by reference to the Fifth Amended and Restated Management Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1
Fifth Amended and Restated Management Agreement, effective as of January 1, 2015 and entered into as of December 31, 2014, among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P. and Preferred Apartment Advisors, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 2, 2015	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary